Exhibit 10.3

amended and restated Secured Promissory Note

(Single Advance – Non-Revolving)

$749,108.15	May 26th, 2020

FOR VALUE RECEIVED, NEPHROS, INC., a Delaware corporation (“Borrower”), promises to pay to TECH CAPITAL, LLC, a California limited liability company (“Lender”), or order, at Lender’s place of business at 2010 North First Street, Suite 300, San Jose, California 95131, or at such other place as may be designated in writing to Borrower by the holder of this Amended and Restated Secured Promissory Note (this “Note”), the principal sum of Seven Hundred Forty Nine Thousand One Hundred Eight and 15/100 Dollars ($749,108.15) (as such amount shall change from time to time, the “Loan Amount”), which shall be subject to the additional terms and conditions of that certain Amended and Restated Loan and Security Agreement being entered into concurrently herewith and all of the riders and amendments thereto by and between Borrower and Lender (the “Loan Agreement”), together with interest on the unpaid principal balance at a rate (the “Rate”) of eight percent (8.00%) per annum. Upon the occurrence of a default or an event of default under this Note, the rate of interest on the Note shall be increased at the option of Lender by an additional three percent (3.00%). Interest shall be computed on the basis of a 360-day year and shall be paid by Borrower on the first day of the following month, and, if not so paid, it shall thereafter bear like interest as the principal.

1. Intentionally Omitted.

2. Borrower will pay Lender the principal, interest, and fees hereunder, which are due and payable on the dates and in the manner that follows:

(a) Interest payments will be due and payable in arrears commencing on the first day of the first month hereafter and continuing on the first day of each month thereafter while amounts hereunder are due and owing;

(b) Principal payments will be due and payable follows:

[ ]	Per the following schedule: ———n/a———

[X]	monthly commencing on June 1st, 2020 and continuing on the first day of each month thereafter for thirty-five months, an amount equal to Twenty Four Thousand Sixty Eight and 08/100 Dollars ($24,068.08), with a final monthly installment of Twenty Four Thousand Sixty Eight and 02/100 Dollars ($24,068.02) due on the Maturity Date.

[ ]	one (1) payment of ———n/a——— Dollars ($———n/a———) due on the Maturity Date.

(c) Intentionally Omitted;

(d) A administrative fee of ———n/a——— percent (——n/a——%) of $ ———n/a——— per month of the daily outstanding balance of the Loan Amount during the preceding month, (the “Administrative Fee”) shall be charged on the first day of each month and monthly thereafter while amounts hereunder are due and owing;

(e) An appraisal fee of ———n/a——— and 00/100 Dollars ($———n/a———) (the “Appraisal Fee”) shall be charged for each appraisal of the Collateral performed by Lender or its agents;

(f) Intentionally Omitted;

(g) Borrower shall pay all fees and legal and other costs incurred by Lender in connection with the negotiation and preparation of this Note and the documents executed in connection herewith and the perfection of any security interest in any collateral granted by Borrower or any third party to Lender in connection with this Note, including but not limited to attorneys’ fees and legal and other costs;

(h) On April 1, 2023 (the “Maturity Date”), the entire principal balance hereof, together with any and all unpaid and/or accrued interest, loan fees, monthly Administrative Fees, and attorneys’ fees and legal and other costs due hereunder, shall be due, owing and payable in full, unless earlier due and payable pursuant to the terms of Section 6;

(i) Interest not paid when due shall bear interest at the same rate as principal. All principal and interest due hereunder is payable in lawful money of the United States of America; and

(j) In no event shall the interest rate or rates payable under this Note, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender intend legally to agree upon the rate or rates of interest (and the other amounts paid in connection herewith) and manner of payment stated within this Note; provided, however, that anything contained herein to the contrary notwithstanding, if said interest rate or rates of interest (or other amounts paid in connection herewith) or the manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Note, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of this Note to the extent of such excess.

3. Voluntary prepayments of the principal balance of this Note shall be permitted at any time. Also, a prepayment may be deemed to have occurred regardless of whether such payment or other reduction (i) is voluntary or involuntary; (ii) is occasioned by Lender’s acceleration of the obligations hereunder or a demand hereunder; (iii) is made by Borrower or other third party, including a guarantor of Borrower’s obligation hereunder; (iv) results from Lender’s receipt or collection of proceeds of its collateral, including insurance proceeds and condemnation awards; (v) results from Lender’s exercise of its rights of setoff; and/or (iv) is made during an insolvency proceeding, or is made pursuant to any plan of reorganization or liquidation. Any such voluntary or involuntary prepayment shall be accompanied by all interest and any Administrative Fees that have accrued and remain unpaid with respect to the amount of principal being repaid and a prepayment fee equal to the following:

(a) ———N/A——— percent (———N/A———%) of the amount prepaid with respect to any prepayments made during the first 12 months of the term of this Note; and

(b) ———N/A——— percent (———N/A———%) of the amount prepaid with respect to any prepayments made thereafter.

Amounts repaid or prepaid with respect to this Note may not be reborrowed. Partial prepayments of principal shall be applied to scheduled payments of principal in the inverse order of their maturity.

4. If any installment of principal, interest, or Administrative Fee hereunder is not paid when due, the holder shall have the following rights in addition to the rights set forth herein, in the Loan Agreement, and under law:

(a) the right to compound interest and the Administrative Fee by adding the unpaid interest and/or Administrative Fee to principal, with such amount thereafter bearing interest and the Administrative Fee at the rates provided in this Note; and

(b) if any installment is more than ten (10) days past due, the right to collect a charge equal to the greater of Fifteen and 00/100 Dollars ($15.00) or five percent (5.00%) of the late payment for each month in which it is late. This charge is a result of a reasonable endeavor by Borrower and the holder to estimate the holder’s added legal and other costs and damages resulting from Borrower’s failure to make timely payments under this Note; hence Borrower agrees that the charge shall be presumed to be the amount of damage sustained by the holder since it is extremely difficult to determine the actual amount necessary to reimburse the holder for damages.

5. Borrower expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, the benefit of any exemption under the homestead exemption laws, and all other notices and demands in connection with the delivery, acceptance, performance, or enforcement of this Note. Borrower agrees that Lender may release, surrender, exchange, or substitute any collateral now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby. Borrower irrevocably waives the right to direct the application of all payments at any time hereafter received by Lender on behalf of Borrower, and Borrower agrees that Lender shall have the continuing exclusive right to apply any such payments against the then due and owing obligations of Borrower to Lender as Lender may deem advisable.

6. It is expressly agreed that if a default or breach occurs in the payment of any principal or interest, or other fee as provided above, or in the payment or performance of any other of Borrower’s Obligations (as that term is defined in the Loan Agreement), at Lender’s option, the unpaid principal balance of this Note, together with interest accrued thereon, and other fees as provided above shall forthwith be due and payable. Notwithstanding anything to the contrary in this Note, in the event the Loan Agreement is terminated, all amounts due under this Note shall also be due, owing, and payable.

7. This Note is made subject to the terms and conditions of and is secured by security interests granted by Borrower in favor of Lender, and all covenants, conditions, and agreements contained in the Loan Agreement, and ———N/A—————, all of which are hereby incorporated and made a part hereof. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

8. Borrower hereby consents to any and all renewals, replacements, and/or extensions of time for payment of this Note before, at, or after maturity. This Note shall be binding upon all legal representatives, successors, and assigns of Borrower. However, Borrower may not assign this Note or any rights hereunder without Lender’s prior written consent. Neither an unconsented assignment nor an assignment consented to by Lender shall release Borrower or any guarantor of any Obligation or indebtedness hereunder. Lender reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, Lender’s rights and benefits under each of the documents executed herewith or hereafter. In connection therewith, Lender may disclose all documents and information which Lender now has or may hereafter acquire relating to any credit extended by Lender to Borrower, or about Borrower or its business, any guarantor or the business of any guarantor, or any Collateral required hereunder. Any waiver of any rights under this Note, the Loan Agreement, or under any other agreement, instrument, or paper signed by Borrower is neither valid nor effective unless made in writing and signed by Lender. No delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or of any other right.

9. Borrower promises to pay all legal and other costs and expenses of collection of this Note and to pay all reasonable attorneys’ fees incurred in such collection or in any suit or action to collect this Note or any appeal thereof. Borrower and Lender agree that this Note is entered into and Borrower’s performance to Lender occurs at San Jose, California. This Note shall be governed by, construed under, and enforced in accordance with the laws of the State of California.

10. Any collateral pledged to secure any obligation of Borrower shall also secure any other obligation of Borrower except that any real property pledged to secure any obligation of Borrower shall only secure any other obligation of Borrower if Lender specifically so agrees in writing.

11. An Event of Default under this Note or the Loan Agreement, or any other agreement referenced in Section 7 above shall be an Event of Default under each of such loan documents, and vice versa.

12. In the event any one or more of the provisions contained in this Note is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13. This Note, or a signature page thereto intended to be attached to a copy of this Note, signed and transmitted by facsimile machine, telecopier, or other electronic means (including via transmittal of a “pdf” file) shall be deemed and treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original documents. At the request for any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed the facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed, the facsimile, telecopy or other electronic document. No party hereto may raise the use of a facsimile machine, telecopy, or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier, or other electronic means as a defense to the enforcement of this Note.

14. This is an integrated Note and supersedes all prior agreements or negotiations regarding the subject matter hereof. This Note may only be amended in writing.

15. This Note amends and restates that certain $1,187,000.00 Secured Promissory Note (Single Advance – Non-Revolving) dated March 27th, 2018 (the “Prior Form Term Note”), however, this Note is not a novation of any of Borrower’s outstanding obligations under the Prior Form Term Note (including the outstanding obligations of $ $749,108.15 as of the date hereof). This Note is the “Amended and Restated Term Note” referred to in the Amended and Restated Loan and Security Agreement dated as of May 14th, 2020 (as amended from time to time, the “Loan Agreement”) between Borrower and Lender and is governed by the terms thereof and hereof. The Loan Agreement, among other things, (1) provides for the making of a term loan by Lender to Borrower pursuant to the Prior Form Term Note (as defined in the Loan Agreement) in the original principal amount of $1,187,000.00 and having an aggregate outstanding principal amount as of the date hereof as set forth above, with the indebtedness of Borrower resulting from such term loan being evidenced by this Note, and (2) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof before the maturity hereof upon the terms and conditions specified therein. The obligations of Borrower under this Note, and the other obligations of Borrower under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

IN WITNESS HEREOF, this Note has been executed and delivered on the date first set forth above.

NEPHROS, INC.,
a Delaware corporation

/s/ Daron Evans
By:	Daron Evans
Title:	President & Chief Executive Officer

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